UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 24, 2008

Ener1, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Broadway,
Suite 25C
New York, New York 10036
(Address of principal executive offices) (zip code)

(212) 920-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 30, 2008, Ener1, Inc. (“Ener1”) filed a Current Report on Form 8-K to report the completion, on October 24, 2008, of its acquisition of approximately 75% of the outstanding stock and $9,660,000 face value of convertible bonds and bonds with warrants which can be converted into approximately 8% of the common equity of Enertech International, Inc., formerly Saehan Enertech, Inc. (“Enertech”).  Ener1 is filing this amendment to the Current Report on Form 8-K to include the financial statements and unaudited pro forma condensed combined financial information required under Item 9.01.

At the closing of the Enertech Acquisition, Ener1 paid the Sellers $600,000 in cash and issued to the Sellers 5,000,000 shares of Ener1 common stock and warrants to purchase 2,560,000 shares of Ener1 common stock at an exercise price of $7.50 per share. In addition, Ener1 incurred $499,000 of third party transaction costs for total purchase consideration of $44,170,000.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of the Business Acquired.

The consolidated balance sheets of Enertech as of December 31, 2007 and 2006 (audited) and September 30, 2008 (unaudited), and the related audited consolidated statements of operations, statements of shareholders’ equity and statements of cash flows for the years ended December 31, 2007 and 2006 and the unaudited nine month period ended September 30, 2008 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro Forma Financial Information.

Ener1’s unaudited pro forma condensed combined balance sheet as of September 30, 2008 and statements of operations for the year ended December 31, 2007 and for the nine months ended September 30, 2008 are attached hereto as Exhibit 99.2.

    (c)  Exhibits.

Exhibit No.	Description

99.1
Enertech International, Inc. consolidated balance sheets as of December 31, 2007 and 2006 (audited) and September 30, 2008 (unaudited), and the related audited consolidated statements of operations, statements of shareholders’ equity and statements of cash flows for the years ended December 31, 2007 and 2006 and the unaudited nine month period ended September 30, 2008

99.2	Ener1, Inc. unaudited pro forma condensed combined financial information.

23.1	Consent of Independent Certified Public Accountants

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ENER1, INC.

Dated: December 31, 2008	By:	/s/ Gerard A. Herlihy
Name: Gerard A. Herlihy
Title: Chief Financial Officer